Exhibit 23.2




          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Individual Stock Option Agreement of Maxtor Corporation of our report dated April 22, 1994, with respect to the consolidated financial statements and schedules of Maxtor Corporation included in its Annual Report (Form 10-K) for the year ended March 26, 1994, filed with the Securities and Exchange Commission.





/s/ Ernst & Young LLP
- ---------------------
Ernst & Young LLP

San Jose, California
November 4, 1994